EXHIBIT 5.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

 TO:         Peace Oil Corp.

As independent chartered accountants, we hereby consent to the incorporation by reference in this FORM SB-2 Registration Statement (Amendment No. 2), of our report dated November 13, 2006, relating to the financial statements of Peace Oil Corp. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ Ascend LLP
Ascend LLP

Calgary, AB
February 14, 2007